UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

Appointment of a Director at the Board Meeting

On December 7, 2010, the board of directors (the “Board”) of Virgin Media Inc. (the “Company”) approved the appointment of Mr. Eamonn O’Hare, the Company’s Chief Financial Officer, as a director of the Company.  Mr. O’Hare will serve as a Class III director.  His term will expire upon the earlier of the Company’s 2013 Annual Meeting or when his successor is elected and qualified.  Mr. O’Hare agreed to resign from his position as a director of the Company and the Company’s subsidiaries in the event that he no longer serves as an officer of the Company.  Mr. O’Hare will not be a member of any Board committee, nor will he receive any compensation as a director of the Company.

(e)

Changes to Compensation of Named Executive Officers

As disclosed in the Form 8-K filed with the Securities and Exchange Commission on June 15, 2010, the role of the Company’s chairman, Mr. James Mooney, will become non-executive, and his compensation will change accordingly, effective January 1, 2011.  In connection with the transition, the compensation committee of the Board approved an increase in the base salary of Mr. Neil Berkett, the Company’s chief executive officer, from £650,000 to £750,000 per annum, with effect from January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2010

VIRGIN MEDIA INC.

By:	/s/ Scott Dresser
Name:	Scott Dresser
Title:	Assistant Secretary